UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): October 4, 2005

Commission File Number 0-50626

XCYTE THERAPIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1707622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1124 Columbia Street, Suite 130

Seattle, Washington 98104

(Address of principal executive offices and zip code)

(206) 262-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Definitive Material Agreement

On October 5, 2005, Xcyte Therapies, Inc. (“Xcyte”) entered into a Separation Agreement and Release (the “Separation Agreement”) with Ronald J. Berenson, M.D., a member of Xcyte’s board of directors and Xcyte’s former Director of Xcellerate Research and Development. Dr. Berenson formerly served as Xcyte’s President and Chief Executive Officer from August 1996 through June 2005. Pursuant to the Separation Agreement, Xcyte will pay Dr. Berenson a lump sum severance payment of $222,692.32, less applicable withholding taxes, which amount is equivalent to approximately nine months of his base salary, and Xcyte will pay up to approximately $12,634 for the cost of Dr. Berenson’s COBRA benefits through June 30, 2006. Dr. Berenson has agreed to release Xcyte from any claims arising from or related to his employment relationship with Xcyte. Dr. Berenson will continue to serve as a member of Xcyte’s board of directors. The Separation Agreement is filed with this report as Exhibit 10.1 and its contents are incorporated into this Item 1.01 by reference.

On October 4, 2005, Xcyte entered into an Acquisition Bonus and Severance Agreement (the “Bonus and Severance Agreement”) with Robert L. Kirkman, M.D., Xcyte’s Acting President and Chief Executive Officer. Pursuant to the Bonus and Severance Agreement, upon the consummation of a merger, acquisition or change of control of Xcyte, Xcyte will pay Dr. Kirkman a bonus in an amount equal to $150,000, less applicable withholding taxes, which amount is equivalent to approximately six months of his base salary. Additionally, if Dr. Kirkman’s employment with Xcyte is terminated by Xcyte without cause or if Dr. Kirkman terminates his employment with Xcyte for good reason, either during the 60 days prior to or the one year following the consummation of a merger, acquisition or change of control of Xcyte, Xcyte will pay Dr. Kirkman a lump sum severance payment of $150,000, less applicable withholding taxes and will reimburse Dr. Kirkman for certain COBRA benefits following such termination. The Bonus and Severance Agreement is filed with this report as Exhibit 10.2 and its contents are incorporated into this Item 1.01 by reference.

On October 4, 2005, Xcyte approved the execution of an Acquisition Bonus Agreement (the “Bonus Agreement”) with Christopher S. Henney, Ph.D., D.Sc., chairman of Xcyte’s board of directors. Pursuant to the Bonus Agreement, upon the consummation of a merger, acquisition or change of control of Xcyte, Xcyte will pay Dr. Henney a bonus in an amount equal to $250,000, less applicable withholding taxes. The Bonus Agreement is filed with this report as Exhibit 10.3 and its contents are incorporated into this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.1	Separation Agreement and Release, between Xcyte Therapies, Inc. and Ronald J. Berenson.

10.2	Acquisition Bonus and Severance Agreement, between Xcyte Therapies, Inc. and Robert L. Kirkman.

10.3	Acquisition Bonus Agreement, between Xcyte Therapies, Inc. and Christopher S. Henney.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCYTE THERAPIES, INC.

By:	/s/ Kathi L. Cordova
Kathi L. Cordova
Duly Authorized Officer of Registrant Senior Vice President of Finance and Treasurer

Date: October 7, 2005

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INDEX OF EXHIBITS

Exhibit Number	Description of Documents

10.1	Separation Agreement and Release, between Xcyte Therapies, Inc. and Ronald J. Berenson.

10.2	Acquisition Bonus and Severance Agreement, between Xcyte Therapies, Inc. and Robert L. Kirkman.

10.3	Acquisition Bonus Agreement, between Xcyte Therapies, Inc. and Christopher S. Henney.

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